UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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EXPLANATORY NOTE

This supplement amends the Proxy Statement (the “Proxy Statement”) of American Realty Capital Healthcare Trust III, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2016 to delete Proposal 8, “Approval of Proposed Amendments to the Charter to Remove or Revise Certain Provisions Regarding the Conduct of Company Business” and Proposal 11, “Approval of Proposed Amendments to the Charter to Remove or Revise Provisions Relating to our Sponsor and Advisor and their Affiliates.”

On April 29, 2016, the Company announced that its board of directors (the “Board of Directors”) had previously established a special committee (the “Special Committee”) comprised entirely of independent directors to review strategic alternatives and address any potential conflicts of interest. The Special Committee has also engaged independent financial advisors and independent legal counsel.

In response to the receipt of an unsolicited proposal (the “Proposal”) from an entity (the “Proposing Entity”) sponsored by an affiliate of the Company’s sponsor relating to a potential strategic transaction with the Proposing Entity (the “Proposed Transaction”), the Special Committee and its financial advisors have engaged in discussions with a special committee formed by the Proposing Entity (and its financial advisor) and with others. Although these discussions have progressed since the receipt of the Proposal, they have not resulted in a definitive agreement with any party. There can be no assurance that the discussions and evaluation will result in a definitive agreement.

On April 29, 2016, the Company filed the Proxy Statement. Among other things, the Proxy Statement contained proposals soliciting the approval of certain amendments to the Company’s articles of incorporation (the “Charter”).

In light of the continued evaluation of the Proposal by the Special Committee and its advisors including discussions between the Special Committee and the Proposing Entity special committee, the Company has decided to withdraw Proposals 8 and 11 from the agenda for the Annual Meeting and the Proxy Statement.

These proposals (the “Withdrawn Charter Amendment Proposals”), which were included in the Proxy Statement, solicited the approval of certain amendments to the Charter and were intended to cause the Charter to be more consistent with the charters of publicly-traded REITs and provide the Company with enhanced flexibility to pursue various ways to provide liquidity to its stockholders and to engage in other transactions that may be beneficial to the Company and its stockholders.

If discussions between the Special Committee and the special committee formed by the Proposing Entity or any other party result in a definitive agreement, the Company may seek separate approval of one or both of the Withdrawn Charter Amendment Proposals in connection with seeking stockholder approval of any such transaction. As noted above, there is no assurance that the discussions will result in a definitive agreement or that any such transaction would be approved by stockholders. The Company does not intend to provide updates on the discussions or negotiations regarding the Proposal unless or until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances. If an agreement is not concluded, the Company may also propose the Withdrawn Charter Amendment Proposals for approval at a later meeting of its stockholders.

Stockholders have the unconditional right to revoke previously-submitted proxies at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to the Company’s proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending the Annual Meeting and voting in person. No written revocation of proxies shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains important additional information. This supplement should be read in conjunction with the Proxy Statement.

Removal of Proposals 8 and 11 From Stockholder Consideration

On June 16, 2016, the Board determined not to seek stockholder approval of Proposals 8 and 11 and has withdrawn Proposals 8 and 11 from the agenda for the Annual Meeting. All other proposals presented in the Proxy Statement remain on the agenda for the Annual Meeting.

The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting has been fixed and remains as the close of business on April 18, 2016.

The time and location of the Annual Meeting has been fixed and remains as June 30, 2016 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 11:00 a.m. (local time).

As a result of the removal of Proposals 8 and 11 from stockholder consideration at the Annual Meeting, the Company notes the following important matters regarding voting:

•	If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on the remaining proposals or withdraw your proxy entirely.

•	If you do not wish to change votes previously cast on the remaining proposals, you do not need to sign new proxy cards or submit new voting instructions solely as a result of the removal of Proposals 8 and 11.

•	Any proxy card or voting instructions received in the future for Proposals 1, 2, 3, 4, 5, 6, 7, 9 and 10 will be valid.

•	Proxy cards or voting instructions received with direction on Proposals 8 and 11 will not be voted on Proposals 8 and 11. Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (i.e., Proposals 1, 2, 3, 4, 5, 6, 7, 9 and 10) will remain valid and will be voted on as directed. Approval of each of Proposals 3, 4, 5, 6, 7, 9 and 10 (each a “Charter Amendment Proposal”) is conditioned upon approval of each and every other Charter Amendment Proposal.

•	If you wish to revoke a previously-submitted proxy, you may do so at any time prior to the Annual Meeting by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to the Company’s proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending the Annual Meeting and voting in person. Written revocation of proxies will be effective only if received at or prior to the Annual Meeting.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, the Company previously filed its definitive proxy statement with the SEC and made available its definitive proxy statement and proxy card to stockholders on April 29, 2016. Before making any voting decision, you are urged to read the definitive proxy statement and all related proxy materials carefully. Copies of the definitive proxy statement and all other proxy materials are available at www.proxyvote.com/HTIII.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files annual, quarterly, and current reports, proxy statements and other information with the SEC. You can read the Company’s SEC filings, including the Proxy Statement, through the Internet at the SEC’s website at www.sec.gov, or at the Company’s website at www.thehealthcarereit3.com. You may also read and copy any document that the Company files with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

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